UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2008

AIMCO Properties, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24497	841275621
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4582 S. Ulster Street Parkway, Suite 1100, Denver, Colorado		80237
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-757-8101

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Apartment Investment and Management Company ("Aimco") has announced that Scott W. Fordham, Senior Vice President and Chief Accounting Officer has announced his resignation. Mr. Fordham has also served as Senior Vice President and Chief Accounting Officer of AIMCO-GP, Inc., the general partner of AIMCO Properties, L.P. ("Aimco OP," and together with Aimco, the "Company"). Mr. Fordham has chosen to leave the Company to return to Texas to pursue an opportunity as chief accounting officer with an office REIT lead by Tom August, the former CEO of Prentiss Properties Trust ("Prentiss"), with whom Mr. Fordham served as senior vice president and chief accounting officer prior to Prentiss’s 2006 merger with Brandywine Realty Trust.

Mr. Fordham will remain with the Company through the first quarter close in order to ensure an orderly transition. Aimco is actively engaging in a search of internal and external candidates to fill the chief accounting officer position. In the interim, Aimco’s corporate controllers and senior accounting staff will report to Thomas M. Herzog, Aimco’s Executive Vice President and Chief Financial Officer.

Aimco’s press release is filed herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Aimco Press Release - March 27, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMCO Properties, L.P.

March 28, 2008	By:	Thomas M. Herzog

Name: Thomas M. Herzog
Title: Executive Vice President and Chief Financial Officer of AIMCO-GP, Inc., the general partner of AIMCO Properties, L.P.

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Exhibit Index

Exhibit No.	Description

99.1	Aimco Press Release - March 27, 2008